Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended December 31, 2020

Flavors & Extracts Group Reports Double Digit Revenue and Profit Growth

Food and Pharmaceutical Colors Reports Mid-Single Digit Revenue Growth and Strong Profit Growth

Personal Care Continues to Be Negatively Impacted by the COVID-19 Pandemic

Cash Flow from Operations increased 53%

MILWAUKEE— February 12, 2021 — Sensient Technologies Corporation (NYSE: SXT) reported consolidated revenue of $334.7 million in this year’s fourth quarter compared to $318.6 million in last year’s fourth quarter. Reported operating income in the fourth quarter of 2020 was $34.8 million compared to an operating loss of $14.5 million in the fourth quarter of 2019. Reported diluted earnings per share was 59 cents in the fourth quarter of 2020 compared to a loss per share of 40 cents in the fourth quarter of 2019. Foreign currency translation increased revenue by approximately 1% and had an immaterial impact on earnings per share in the quarter.

The 2020 fourth quarter reported results include divestiture & other related costs, operational improvement plan costs, and costs associated with a one-time COVID-19 related payment to employees, which in total decreased fourth quarter net earnings by $3.2 million ($0.07 per diluted share). The 2019 fourth quarter results include divestiture & other related costs which decreased net earnings by $43.2 million ($1.02 per diluted share). The 2020 and 2019 fourth quarter results also include the operations of the product lines divested or to be divested, which increased diluted earnings per share by $0.06 in the fourth quarter of 2020 and $0.01 in the fourth quarter of 2019. These adjustments are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended December 31, 2020
February 12, 2021

BUSINESS REVIEW

	Reported
Revenue	Quarter	Year-to-date
Flavors & Extracts	11.8%	6.0%
Color	-4.4%	-6.4%
Asia Pacific	5.1%	2.5%
Total Revenue	5.0%	0.7%

	Adjusted Local Currency (1)
Revenue	Quarter	Year-to-date
Flavors & Extracts	14.0%	8.8%
Color	1.1%	-0.7%
Asia Pacific	2.8%	3.0%
Total Revenue	7.9%	4.3%

(1) Adjusted local currency percentage changes are described in more detail in the “Reconciliation of Non-GAAP Amounts” at the end of this release.

The Flavors & Extracts Group reported fourth quarter revenue of $189.1 million compared to $169.1 million reported in the comparable period last year, an increase of 11.8%. Adjusted local currency revenue increased 14.0% in the quarter. The higher revenue was primarily the result of continued growth in natural ingredients and flavors, extracts, and flavor ingredients.  Segment operating income was $23.5 million in the current quarter compared to $14.2 million reported in the comparable period last year, an increase of 65.7%. Adjusted local currency operating profit increased 54.9%.  The Group’s higher profit was primarily a result of the higher volumes and the favorable impact of the Group’s cost reduction initiatives, offset by higher raw material costs in natural ingredients. Foreign currency translation increased segment revenue by approximately 1% and had an immaterial impact on operating income in the quarter.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended December 31, 2020
February 12, 2021

The Color Group reported revenue of $119.8 million in the quarter compared to $125.4 million in last year’s comparable period, a decrease of 4.4%. Adjusted local currency revenue increased 1.1% in the quarter. The Group continued to experience growth in food and pharmaceutical colors; however, this growth was offset by lower volumes in the personal care business, primarily as a result of the continued lower demand for makeup during the COVID-19 pandemic. Segment operating income was $20.5 million in the quarter compared to $19.7 million in last year’s comparable period, an increase of 4.4%. Adjusted local currency operating income was up 0.5% to prior year. Despite double-digit growth rates in food and pharmaceutical colors profit, the lower volumes in personal care continued to negatively impact the Color Group’s operating income in the quarter. Foreign currency translation increased segment revenue and operating income by approximately 1% in the quarter.

The Asia Pacific Group reported revenue of $32.2 million in the quarter compared to $30.6 million in last year’s comparable period, an increase of 5.1%. Adjusted local currency revenue increased 2.8% in the quarter. Segment operating income was $6.0 million in the quarter compared to $5.6 million in last year’s comparable quarter, an increase of 8.8%. Adjusted local currency operating income increased 7.8% in the quarter. The higher profit was primarily a result of the favorable volume growth. Foreign currency translation increased segment revenue and operating income by approximately 3% and 1%, respectively, in the quarter.

Corporate & Other reported operating costs of $15.3 million in the current quarter compared to $53.9 million in last year’s comparable period. The lower costs are primarily due to lower divestiture & other costs reported in the fourth quarter of 2020 compared to the amount recorded in the fourth quarter of 2019.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended December 31, 2020
February 12, 2021

Cash provided by operating activities was $75.9 million for the fourth quarter of 2020 compared to $49.6 million in the fourth quarter of 2019, an increase of 52.9%.  Total debt decreased by $34.3 million during the fourth quarter of 2020.

2021 OUTLOOK

Sensient expects 2021 full year GAAP diluted earnings per share to grow at a mid to high single digit growth rate compared to the Company’s 2020 reported GAAP diluted earnings per share of $2.59. Our full year 2021 guidance includes approximately 25 to 30 cents per share of estimated divestiture & other related costs, the results of the operations to be divested, and the operational improvement plan costs.

The Company expects 2021 adjusted local currency revenue (2) to grow at a low to mid-single digit rate and adjusted local currency EBITDA (2) to grow at a mid-single digit rate. The Company also expects, on a local currency basis, 2021 adjusted diluted earnings per share (2) to grow at a mid-single digit growth rate compared to the Company’s 2020 adjusted diluted earnings per share of $2.79.

The Company expects earnings per share reported on a U.S. dollar basis to benefit by approximately ten cents based on current exchange rates.

The Company’s guidance is based upon current trends and the effects of COVID-19 to date. The full impacts of the ongoing COVID-19 pandemic remain uncertain and management will continue to monitor its impacts on our business.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended December 31, 2020
February 12, 2021

USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include, currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, operational improvement plan costs, COVID-19 employee payment costs, and the results of the operations divested or to be divested. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2020 fourth quarter and year end financial results at 8:30 a.m. CST on Friday, February 12, 2021. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through February 19, 2021, by calling (877) 344-7529 and referring to conference identification number 10150402. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after February 16, 2021.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended December 31, 2020
February 12, 2021

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2021 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, the availability and cost of raw materials and other supplies, the availability of logistics and transportation, governmental regulations and restrictions and general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, cosmetic, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com
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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)
(Unaudited)

Consolidated Statements of Earnings	Three Months Ended December 31,			Twelve Months Ended December 31,

	2020	2019	% Change	2020	2019	% Change

Revenue	$334,668	$318,585	5.0%	$1,332,001	$1,322,934	0.7%

Cost of products sold	230,674	233,105	(1.0%)	908,254	908,061	0.0%
Selling and administrative expenses	69,179	99,946	(30.8%)	271,091	293,763	(7.7%)

Operating income (loss)	34,815	(14,466)	(340.7%)	152,656	121,110	26.0%
Interest expense	3,399	4,569		14,811	20,107

Earnings (loss) before income taxes	31,416	(19,035)		137,845	101,003
Income taxes (benefit)	6,247	(2,073)		28,373	18,956

Net earnings (loss)	$25,169	$(16,962)	(248.4%)	$109,472	$82,047	33.4%

Earnings per share of common stock:
Basic	$0.59	$(0.40)		$2.59	$1.94

Diluted	$0.59	$(0.40)		$2.59	$1.94

Average common shares outstanding:
Basic	42,307	42,272		42,301	42,263

Diluted	42,404	42,272		42,346	42,294

Results by Segment	Three Months Ended December 31,			Twelve Months Ended December 31,

Revenue	2020	2019	% Change	2020	2019	% Change

Flavors & Extracts	$189,060	$169,092	11.8%	$742,035	$700,356	6.0%
Color	119,813	125,363	(4.4%)	501,018	535,159	(6.4%)
Asia Pacific	32,165	30,602	5.1%	121,227	118,248	2.5%
Intersegment elimination	(6,370)	(6,472)		(32,279)	(30,829)

Consolidated	$334,668	$318,585	5.0%	$1,332,001	$1,322,934	0.7%

Operating Income

Flavors & Extracts	$23,507	$14,186	65.7%	$90,974	$74,961	21.4%
Color	20,548	19,678	4.4%	96,034	101,190	(5.1%)
Asia Pacific	6,044	5,557	8.8%	22,075	19,382	13.9%
Corporate & Other	(15,284)	(53,887)		(56,427)	(74,423)

Consolidated	$34,815	$(14,466)	(340.7%)	$152,656	$121,110	26.0%

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Sensient Technologies Corporation	Page 8
(In thousands)
(Unaudited)

Consolidated Condensed Balance Sheets	December 31,	December 31,
	2020	2019

Cash and cash equivalents	$24,770	$21,153
Trade accounts receivable (net)	234,132	213,201
Inventories	381,346	422,517
Prepaid expenses and other current assets	48,578	40,049
Assets held for sale	52,760	91,293
Total Current Assets	741,586	788,213

Goodwill & intangible assets (net)	434,220	418,844
Property, plant, and equipment (net)	445,493	437,179
Other assets	119,561	95,915

Total Assets	$1,740,860	$1,740,151

Trade accounts payable	$107,324	$94,653
Short-term borrowings	9,247	20,612
Other current liabilities	82,045	66,925
Liabilities held for sale	17,339	19,185
Total Current Liabilities	215,955	201,375

Long-term debt	518,004	598,499
Accrued employee and retiree benefits	28,941	25,822
Other liabilities	43,624	32,866
Shareholders’ Equity	934,336	881,589

Total Liabilities and Shareholders’ Equity	$1,740,860	$1,740,151

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)
(Unaudited)

Consolidated Statements of Cash Flows
Twelve Months Ended December 31,

	2020	2019
Cash flows from operating activities:
Net earnings	$109,472	$82,047
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	49,641	55,015
Share-based compensation expense (income)	5,608	(739)
Net gain on assets	(252)	(1,122)
Net loss on divestitures and other charges	6,904	44,375
Deferred income taxes	(8,705)	(19,340)
Changes in operating assets and liabilities:
Trade accounts receivable	(11,357)	10,930
Inventories	46,828	25,238
Prepaid expenses and other assets	(12,868)	3,257
Accounts payable and other accrued expenses	15,524	(18,251)
Accrued salaries, wages and withholdings from employees	15,140	(3,039)
Income taxes	22	(1,836)
Other liabilities	2,823	647

Net cash provided by operating activities	218,780	177,182

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(52,162)	(39,100)
Proceeds from sale of assets	1,075	2,242
Proceeds from divesture of businesses	12,595	-
Other investing activity	5,071	(553)

Net cash used in investing activities	(33,421)	(37,411)

Cash flows from financing activities:
Proceeds from additional borrowings	36,667	47,083
Debt payments	(154,348)	(134,449)
Dividends paid	(66,057)	(62,190)
Other financing activity	(415)	(1,027)

Net cash used in financing activities	(184,153)	(150,583)

Effect of exchange rate changes on cash and cash equivalents	2,411	64

Net increase (decrease) in cash and cash equivalents	3,617	(10,748)
Cash and cash equivalents at beginning of period	21,153	31,901
Cash and cash equivalents at end of period	$24,770	$21,153

Supplemental Information
Twelve Months Ended December 31,	2020	2019

Dividends paid per share	$1.56	$1.47

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Sensient Technologies Corporation	Page 10
(In thousands, except percentages and per share amounts)
(Unaudited)

Reconciliation of Non-GAAP Amounts

The Company’s results for the three and twelve months ended December 31, 2020 and 2019 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude divestiture & other related costs, operational improvement plan costs, the results of operations divested or to be divested, and the COVID-19 employee payment.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Revenue (GAAP)	$334,668	$318,585	5.0%	$1,332,001	$1,322,934	0.7%
Revenue of the product lines divested or to be divested	(25,163)	(33,683)		(113,553)	(143,172)
Adjusted revenue	$309,505	$284,902	8.6%	$1,218,448	$1,179,762	3.3%

Operating income (loss) (GAAP)	$34,815	$(14,466)	(340.7%)	$152,656	$121,110	26.0%
Divestiture & other related costs – Cost of products sold	4	10,567		1,795	10,567
Divestiture & other related costs – Selling and administrative expenses	1,671	35,313		10,360	35,313
Operating income of the product lines divested or to be divested	(3,415)	(745)		(7,580)	(1,978)
Operational improvement plan - Cost of products sold	-	-		35	-
Operational improvement plan - Selling and administrative expenses	698	-		3,304	-
COVID-19 employee payment - Cost of products sold	1,036	-		1,036	-
COVID-19 employee payment - Selling and administrative expenses	1,986	-		1,986	-
Adjusted operating income	$36,795	$30,669	20.0%	$163,592	$165,012	(0.9%)

Net earnings (loss) (GAAP)	$25,169	$(16,962)	(248.4%)	$109,472	$82,047	33.4%
Divestiture & other related costs, before tax	1,675	45,880		12,155	45,880
Tax impact of divestiture & other related costs	(1,393)	(2,671)		(2,605)	(2,671)
Net earnings of the product lines divested or to be divested, before tax	(3,415)	(745)		(7,580)	(1,978)
Tax impact of the product lines divested or to be divested	790	196		1,945	399
Operational improvement plan costs, before tax	698	-		3,339	-
Tax impact of operational improvement plan	(170)	-		(826)	-
COVID-19 employee payment, before tax	3,022	-		3,022	-
Tax impact of COVID-19 employee payment	(675)	-		(675)	-
Adjusted net earnings	$25,701	$25,698	0.0%	$118,247	$123,677	(4.4%)

Diluted earnings (loss) per share (GAAP)	$0.59	$(0.40)	(247.5%)	$2.59	$1.94	33.5%
Divestiture & other related costs, net of tax	0.01	1.02		0.23	1.02
Results of operations of the product lines divested or to be divested, net of tax	(0.06)	(0.01)		(0.13)	(0.04)
Operational improvement plan costs, net of tax	0.01	-		0.06	-
COVID-19 employee payment, net of tax	0.06	-		0.06	-
Adjusted diluted earnings per share	$0.61	$0.61	0.0%	$2.79	$2.92	(4.5%)

Note: Earnings per share calculations may not foot due to rounding differences.

Results by Segment	Three Months Ended December 31,
			Adjusted			Adjusted
Revenue	2020	Adjustments (1)	2020	2019	Adjustments (1)	2019

Flavors & Extracts	$189,060	$(24,378)	$164,682	$169,092	$(25,308)	$143,784
Color	119,813	(766)	119,047	125,363	(8,412)	116,951
Asia Pacific	32,165	(116)	32,049	30,602	(149)	30,453
Intersegment elimination	(6,370)	97	(6,273)	(6,472)	186	(6,286)

Consolidated	$334,668	$(25,163)	$309,505	$318,585	$(33,683)	$284,902

Operating Income

Flavors & Extracts	$23,507	$(3,214)	$20,293	$14,186	$(1,039)	$13,147
Color	20,548	(158)	20,390	19,678	332	20,010
Asia Pacific	6,044	(43)	6,001	5,557	(38)	5,519
Corporate & Other	(15,284)	5,395	(9,889)	(53,887)	45,880	(8,007)

Consolidated	$34,815	$1,980	$36,795	$(14,466)	$45,135	$30,669

Results by Segment	Twelve Months Ended December 31,
			Adjusted			Adjusted
Revenue	2020	Adjustments (1)	2020	2019	Adjustments (1)	2019

Flavors & Extracts	$742,035	$(99,543)	$642,492	$700,356	$(107,363)	$592,993
Color	501,018	(14,008)	487,010	535,159	(36,002)	499,157
Asia Pacific	121,227	(518)	120,709	118,248	(712)	117,536
Intersegment elimination	(32,279)	516	(31,763)	(30,829)	905	(29,924)

Consolidated	$1,332,001	$(113,553)	$1,218,448	$1,322,934	$(143,172)	$1,179,762

Operating Income

Flavors & Extracts	$90,974	$(8,292)	$82,682	$74,961	$(1,236)	$73,725
Color	96,034	871	96,905	101,190	(562)	100,628
Asia Pacific	22,075	(159)	21,916	19,382	(180)	19,202
Corporate & Other	(56,427)	18,516	(37,911)	(74,423)	45,880	(28,543)

Consolidated	$152,656	$10,936	$163,592	$121,110	$43,902	$165,012

(1) For Revenue, adjustments consist of revenues of the product lines divested or to be divested. For Operating Income, adjustments consist of the results of the product lines divested or to be divested, divestitures & other related costs, operational improvement plan costs, and the one-time 2020 COVID-19 employee payment.

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Sensient Technologies Corporation	Page 11
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the percentage change in the 2020 results compared to the 2019 results for the corresponding periods.

	Three Months Ended December 31,				Twelve Months Ended December 31,
Revenue	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency
Flavors & Extracts	11.8%	1.1%	(3.3%)	14.0%	6.0%	(0.3%)	(2.5%)	8.8%
Color	(4.4%)	0.9%	(6.4%)	1.1%	(6.4%)	(1.8%)	(3.9%)	(0.7%)
Asia Pacific	5.1%	2.5%	(0.2%)	2.8%	2.5%	(0.3%)	(0.2%)	3.0%
Total Revenue	5.0%	1.1%	(4.0%)	7.9%	0.7%	(0.9%)	(2.7%)	4.3%

Operating Income
Flavors & Extracts	65.7%	0.0%	10.8%	54.9%	21.4%	(0.7%)	9.0%	13.1%
Color	4.4%	0.9%	3.0%	0.5%	(5.1%)	(1.6%)	(1.1%)	(2.4%)
Asia Pacific	8.8%	0.9%	0.1%	7.8%	13.9%	(0.2%)	(0.2%)	14.3%
Corporate & Other	(71.6%)	0.0%	(95.0%)	23.4%	(24.2%)	0.0%	(57.0%)	32.8%
Total Operating Income	(340.7%)	(1.6%)	(358.3%)	19.2%	26.0%	(1.9%)	27.5%	0.4%
Diluted Earnings Per Share	(247.5%)	0.0%	(247.5%)	0.0%	33.5%	(2.1%)	39.0%	(3.4%)
Adjusted EBITDA	17.6%	0.7%	N/A	16.9%	2.1%	(1.1%)	N/A	3.2%

(2) For Revenue, adjustments consist of revenues of the product lines divested or to be divested. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA adjustments consist of the results of the product lines divested or to be divested, divestitures & other related costs, operational improvement plan costs, and the one-time 2020 COVID-19 employee payment.

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and twelve months ended December 31, 2020 and 2019.

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2020	2019	% Change	2020	2019	% Change
Operating income (loss) (GAAP)	$34,815	$(14,466)	(340.7%)	$152,656	$121,110	26.0%
Depreciation and amortization	12,810	13,309		49,641	55,015
Depreciation and amortization, product lines divested or to be divested	(48)	(570)		(193)	(5,065)
Share-based compensation expense (income)	1,591	77		5,608	(739)
Divestiture & other related costs, before tax	1,675	45,880		12,155	45,880
Results of operations of the product lines divested or to be divested, before tax	(3,415)	(745)		(7,580)	(1,978)
Operational improvement plan costs, before tax	698	-		3,339	-
COVID-19 employee payment	3,022	-		3,022	-
Adjusted EBITDA	$51,148	$43,485	17.6%	$218,648	$214,223	2.1%

The following table summarizes the reconciliation between Net cash provided by operating activities (GAAP) and Free Cash Flow for the three and twelve months ended December 31, 2020 and 2019.
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Net cash provided by operating activities (GAAP)	$75,853	$49,601	52.9%	$218,780	$177,182	23.5%
Capital expenditures	(18,153)	(13,027)		(52,162)	(39,100)
Free Cash Flow	$57,700	$36,574	57.8%	$166,618	$138,082	20.7%

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.